UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2011

PERFORMANCE TECHNOLGIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 30, 2011, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and year ended December 31, 2010. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on March 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

March 30, 2011	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

March 30, 2011	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

PT Announces Fourth Quarter 2010 Financial Results

ROCHESTER, NY - March 30, 2011 - PT (NASDAQ: PTIX), the recently rebranded Performance Technologies, a leading provider of innovative network communications solutions, today announced its financial results for the fourth quarter 2010.

Revenue in the fourth quarter 2010 amounted to $6.8 million, compared to $8.3 million in the fourth quarter 2009. Revenue for 2010 amounted to $27.9 million, compared to $29.5 million for 2009.

The Company incurred a net loss in the fourth quarter 2010 amounting to ($4.4 million), or ($.39) per basic share, based on 11.1 million shares outstanding, including restructuring charges of $.09 per share, a discrete income tax provision of $.01 per share, stock compensation expense of $.01 per share, and the write-off of software development costs of $.05 per share. The Company incurred a net loss in the fourth quarter 2009 amounting to ($3.6 million), or ($.32) per basic share, based on 11.1 million shares outstanding. During the fourth quarter 2009, the Company recognized a non-cash impairment charge of $.33 per share, with respect to goodwill and long-lived assets, discrete income tax benefits of $.04 per share and stock compensation expense of $.01 per share.

The Company incurred a net loss for 2010 amounting to ($11.2 million), or ($1.01) per basic share, based on 11.1 million shares outstanding. This loss includes restructuring expense of $.11 per share, discrete income tax provision items totaling $.02 per share, stock compensation expense of $.04 per share, and the write-off of software development costs of $.05 per share. The Company incurred a net loss for 2009 amounting to ($10.1 million), or ($.91) per basic share, based on 11.1 million shares outstanding. This loss includes the non-cash goodwill and long-lived asset impairment charge of $.33 per share, a non-cash income tax charge against deferred tax assets amounting to $.30 per share, a restructuring charge of $.06 per share, discrete income tax benefits of $.06 per share and stock-based compensation expense of $.05 per share.

Cash and investments amounted to $19.2 million, or $1.73 per share, and the Company had no long-term debt at December 31, 2010.

“Our fourth quarter results were very disappointing," said John Slusser, president and chief executive officer. "The business climate continues to be extremely challenging and while we remain confident in our products, people and strategy, regaining marketplace traction is taking longer than we had anticipated. During the fourth quarter, we made the painful but necessary decision to restructure our operations by consolidating our San Luis Obispo, California engineering operations with our Rochester, New York engineering group and by reducing our sales and marketing staff. We expect that this action will generate nearly $4.5 million in annual cost savings beginning in the second quarter of 2011. This is a meaningful step toward right-sizing the Company's expense structure.”

First Quarter 2011

The Company does not provide any forward guidance due to significant uncertainties and variables in the current business climate. However, due to the timing of this earnings release, the Company has decided to provide the following highlights and projections for the first quarter 2011. These should be strictly viewed as forward-looking statements and, as such, are subject to subsequent adjustments and changes.

  First quarter 2011 revenues are projected to reflect an increase of 35-45% over that of fourth quarter 2010 and to exceed any prior quarter in 2009 and 2010.

  In January 2011, PT acquired specific signaling assets from GENBAND that included its Universal Signaling Point (USP) and SP2000 products and related intellectual property rights. In addition, PT has entered into a long-term agreement with GENBAND under which PT will provide GENBAND with development, support and maintenance of signaling solutions as integral elements of GENBAND's premier switching portfolio. Thus far, over $1 million worth of business has been generated under this alliance that will be recognized during 2011.

  During the first quarter, PT received and shipped an order amounting to nearly $3 million to supply SEGway™ Signaling solutions to a major international wireless carrier. Revenues from this order are anticipated to be recognized during the second half of 2011 as the solutions are installed.

  Commenting further, John Slusser noted, "We expect that revenues in 2011 will begin to show a return on the investments we have made and reflect a meaningful increase in our revenue run rate. However, given ongoing business climate uncertainties, we will also prudently manage our going forward expense levels to further align them as necessary with actual business levels."

  Business Overview

  The Company globally targets two primary vertical markets for its network communications products, namely telecommunications, and military, aerospace and government systems. The telecommunications market, historically our largest vertical market, is fundamentally driven by investments in network infrastructure by carriers and service providers. Telecommunications market revenues derived from our IPnexus® Application-Ready Systems products depend primarily on broad, multi-year deployments of next-generation telecommunications infrastructure. Telecommunications market revenues generated from end user solutions, such as our SEGway and Xpress™ product lines, result from investments necessary to support existing and evolving service demands such as text messaging and the transition to Internet-based communications networks. Sales into the military, aerospace and government systems market are typically to prime contractors and system integrators that reflect investment levels by various government agencies and military branches in specific programs and projects requiring enhanced communications capabilities. The timing of military, aerospace and government systems shipments for the most part is highly unpredictable.

  More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

  About PT (www.pt.com)

  PT (NASDAQ: PTIX) is a global supplier of advanced network communications solutions to carrier, government, and OEM markets. PT's portfolio includes IP-centric network elements and applications designed for high availability, scalability, and long life cycle deployments. The Company's entire line of offerings is anchored by IPnexus®, PT's own IP-native, highly integrated platforms and element management systems. OEMs and application developers, including PT itself, leverage the robust carrier grade Linux® development environment and rich suite of communications protocols (PT's Nexusware®) of IPnexus Application-Ready Systems as a cornerstone component of their end product value proposition. PT's SEGway™ Signaling Solutions provide low cost, high density signaling, advanced routing, IP migration, gateway capabilities, SIP bridge, and core-to-edge distributed intelligence. The Company's Xpress™ NGN applications enable evolving Mobile 2.0, Multi-media, and IMS-based revenue generating services. PT is headquartered in Rochester, NY and maintains sales and engineering offices around the world.

  Forward-Looking Statements

  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company's future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company's control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of PT's manufacturing capacity and arrangements, the protection of PT's proprietary technology, errors or defects in our products, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers' visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of PT's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the most recent audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company , as contained in the Company's Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

  A conference call will be held on Thursday, March 31, at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from March 31 through April 4, 2011. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 795107. A live webcast of the conference call will be available on the PT website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS

	Decmber 31, 2010	December 31, 2009

Current assets:
Cash and cash equivalents	$12,796,000	$17,563,000
Investments	3,753,000	7,533,000
Accounts receivable	5,478,000	6,542,000
Inventories	7,787,000	4,459,000
Prepaid expenses and other assets	940,000	820,000
Fair value of foreign currency hedges	17,000	201,000
Prepaid income taxes	31,000	24,000
Deferred taxes		392,000
Total current assets	30,802,000	37,534,000

Investments	2,677,000	4,239,000
Property, equipment and improvements	2,162,000	1,686,000
Software development costs	4,799,000	5,254,000
Deferred taxes		176,000
Total assets	$40,440,000	$48,889,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,756,000	$1,013,000
Accrued expenses	4,865,000	4,195,000
Total current liabilities	7,621,000	5,208,000

Deferred taxes	51,000
Income taxes payable		65,000
Total liabilities	7,672,000	5,273,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	17,042,000	16,596,000
Retained earnings	25,400,000	36,577,000
Accumulated other comprehensive income	11,000	128,000
Treasury stock	(9,818,000)	(9,818,000)
Total stockholders’ equity	32,768,000	43,616,000
Total liabilities and stockholders’ equity	$40,440,000	$48,889,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

Sales	$6,835,000	$8,332,000	$27,946,000	$29,491,000
Cost of goods sold	4,130,000	3,867,000	15,558,000	13,793,000
Software capitalization write-off	604,000		604,000
Gross profit	2,101,000	4,465,000	11,784,000	15,698,000

Operating expenses:
Selling and marketing	1,918,000	1,909,000	8,301,000	7,152,000
Research and development	2,114,000	1,864,000	7,823,000	7,796,000
General and administrative	1,491,000	1,048,000	5,824,000	4,642,000
Restructuring charges	979,000		1,176,000	626,000
Impairment of goodwill and long-lived assets		4,278,000		4,278,000
Total operating expenses	6,502,000	9,099,000	23,124,000	24,494,000
Loss from operations	(4,401,000)	(4,634,000)	(11,340,000)	(8,796,000)

Other income, net	159,000	108,000	329,000	444,000
Loss before income taxes	(4,242,000)	(4,526,000)	(11,011,000)	(8,352,000)

Income tax provision (benefit)	146,000	(919,000)	166,000	1,760,000
Net loss	$(4,388,000)	$(3,607,000)	$(11,177,000)	$(10,112,000)

Basic loss per share	$(.39)	$(.32)	$(1.01)	$(.91)

Weighted average common shares	11,116,000	11,116,000	11,116,000	11,130,000

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